EXHIBIT 15


                Consent of Independent Auditors

We hereby consent to the use in the Registration Statement on Form S-8, to be filed by Network Systems International, Inc. of our Auditors' Opinion dated November 14, 1997, accompanying the consolidated financial statement of Network Systems International, Inc. and subsidiaries as of September 30, 1997.

/s/ Pender Newkirk & Company

Certified Public Accountants
Tampa, Florida
September 24, 1998